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                                EXHIBIT 10.15
                  AMENDED AND RESTATED OWENS-ILLINOIS, INC.
                      SENIOR MANAGEMENT INCENTIVE PLAN

                          Effective January 1, 1993

1.   History and purpose.

     1.1 The Owens-Illinois, Inc. Senior Management Incentive Plan as most recently adopted by the Board of Directors of Owens-Illinois, Inc. (the "Original Plan") was effective on January 1, 1991. Pursuant to paragraph 8 of the Original Plan, said Board has duly authorized the amendment and restatement of the Original Plan, effective on or as of January 1, 1993, in the form of this Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan. The provisions of the Original Plan shall continue to govern with respect to Award Periods (as defined in the Original Plan) commencing before January 1, 1993 and with respect to all matters related thereto.

     1.2 The purposes of this Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan are to reward officers and other management employees who contribute to the success of the Company, by making the amount of their compensation significantly contingent upon the Company's financial performance, and to attract and retain officers and other management employees of exceptional ability.

2.   Definitions.  As used herein:

     "Annual Bonus" means the compensation payable to an Executive under this Plan and will consist of one or more Performance Components and a Discretionary Component, as described in paragraph 5.1 hereof;

     "Board" means the Board of Directors of OI;

     "Bonus Pool" means, for each year, the sum of all Target Bonuses for such year and will consist of two Performance Components and a Discretionary Component, as described in paragraph 5.1 hereof;

     "CEO" means the Chief Executive Officer of OI;

     "Committee" means the Compensation Committee of the Board or any other committee of the Board to which administrative authority with respect to the Plan may be delegated by the Board;

     "Company" means OI together with any corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by OI;

     "Deferred Compensation Plan" means any plan or arrangement adopted by the Company whereby an Executive may be permitted, at his option, to defer the actual receipt of an Annual Bonus otherwise payable to him under this Plan;
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     "Discretionary Component" means the component of a Target Bonus, Annual
     Bonus, or Bonus Pool payable in the discretion of the Board or the CEO in accordance with paragraph 8 hereof;

     "Executive" means an officer or other management employee of the Company who is eligible to participate in this Plan in accordance with paragraph 4 hereof;

     "OI" means Owens-Illinois, Inc., a Delaware corporation;

     "Operating Results" means the Company's or a Unit's annual results from operations for any year, determined in accordance with paragraph 7 hereof and expressed as a percentage of the year's Performance Objective;

     "Performance Component" means either of the two components of a Target Bonus, Annual Bonus, or Bonus Pool payable only to the extent of the Company's or, if applicable, a Unit's attainment of its Performance Objective for a year in accordance with paragraph 7 hereof.

     "Performance Objective" means the annual objective established in accordance with paragraph 6 hereof for the operating performance of the Company or a Unit;

     "Plan" means this Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan as set forth herein or as from time to time amended;

     "Return on Net Assets" or "RONA" means a fraction, the numerator of which is the Company's or a Unit's operating cash flow for the year and the denominator of which is the Company's or Unit's average net assets, both determined by reference to the Company's financial statements for the year with such adjustments as the Board, on recommendation of the CEO, may approve from time to time to prevent distortions not fairly attributable to the performance of Executives or for other reasons in the discretion of the Board;

     "Target Bonus" means an amount established each year in accordance with paragraph 5 hereof equal to a stated percentage of an Executive's annual base salary and will consist of one or more Performance Components and a Discretionary Component, as described in paragraph 5.1 hereof;

     "Unit" means an operating unit or subsidiary of the Company; and

     Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.
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3.   Administration.

     3.1 The Plan will be administered by the CEO, whose administrative powers hereunder shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize one or more other appropriate officers of OI to adopt, modify, and/or rescind) any rulings, determinations, policies, and/or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. All such interpretations, rulings, determinations, policies, and procedures shall be final, conclusive, and binding upon all interested persons.

     3.2 The Board, in its discretion on recommendation of the CEO, shall be authorized at any time and from time to time to modify any Performance Objective, and the Committee, in its discretion on recommendation of the CEO, shall be authorized at any time and from time to time to adjust the amount of any Target Bonus, the size of the Bonus Pool, and/or the relative proportions of the Performance and Discretionary Components; and to accelerate or defer the payment of Annual Bonuses.

4.   Eligibility and participation.

     4.1 Each person who, at the beginning of 1993 or any subsequent calendar year, is an elected corporate officer of OI shall be an Executive eligible to participate in the Plan for such year. Each person who first becomes an elected corporate officer of OI during 1993 or any subsequent calendar year shall be an Executive eligible to participate in the Plan for at least the balance of such year or, if approved by the Committee on recommendation of the CEO, for the entire year.

     4.2 Any other officer or management employee of the Company shall be an Executive eligible to participate in the Plan for all or any part of any year during or before which such participation has been approved by the CEO. The CEO may prospectively or retroactively suspend or withdraw such approval with respect to any such Executive for all or any part of any year.

5.   Target Bonuses.

     5.1 A Target Bonus shall be established each year for each Executive, equal in amount to a stated percentage, not to exceed 100 percent, of his base salary for such year. Each Target Bonus shall consist of one or more Performance Components and a Discretionary Component. The Target Bonus of an Executive employed in a Unit shall consist of a Unit Performance Compo-nent equal to 40 percent of his Target Bonus, a Company Performance Component equal to 30 percent of his Target Bonus, and a Discretionary Component equal to 30 percent of his Target Bonus. The Target Bonus of an Executive employed on the Company's corporate staff shall consist of a Company Performance Component equal to 70 percent of his Target Bonus and a Discretionary Component equal to 30 percent of his Target Bonus.
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     5.2  The Committee shall establish the CEO's Target Bonus, and the CEO shall establish the Target Bonuses of all other Executives. Target Bonuses shall be established based on an evaluation of the responsibilities of each Executive and of each Executive's potential to contribute to the Company's or a Unit's attainment of its Performance Objective for such year. Target Bonuses shall be established before or as soon as practicable after the beginning of each year, and each Executive shall thereupon be notified of his Target Bonus.

     5.3 If the rate of an Executive's base salary is changed during a year after his Target Bonus has been established, the amount of his Target Bonus shall be adjusted to equal the stated percentage of his actual base salary before and after the change.

6. Performance Objectives. The Board, on recommendation of the CEO, shall establish a Performance Objective for the Company for each year, expressed as the attainment by the Company, at the end of such year, of a specified rate of Return on Net Assets. The Board may, in its discretion on recommendation of the CEO, establish a separate Performance Objective for one or more Units for any year, expressed as the attainment by such Unit, at the end of such year, of a specified rate of Return on Net Assets.
     Each year's Performance Objective(s) shall be established before or as soon as practicable after the beginning of such year, and each Executive shall thereupon be notified thereof.

7. Operating Results. As soon as practicable after the end of each year, the Return on Net Assets for such year for the Company and for each Unit shall be determined and reported to the Board and the CEO. The Company's Operating Results for each year, for purposes of the Plan, shall be the percentage which the Company's RONA for such year, as so reported, is of the Company's Performance Objective for such year. Each Unit's Operating Results for each year, for purposes of the Plan, shall be the percentage which the Unit's RONA for such year, as so reported, is of the Company's or, if established, the Unit's Performance Objective for such year.

8.   Determination of Annual Bonuses.

     8.1 The Operating Results shall determine the extent to which the Discretionary and Performance Components of the Bonus Pool are payable as Annual Bonuses. The Discretionary Component and the Company Performance Component shall be determined by reference to the Company's Operating Results, and the Unit Performance Components shall be determined by reference to the applicable Unit's Operating Results. However, and notwithstanding paragraphs 8.2 and 8.3 hereof, the CEO, in his discretion, may reduce or eliminate the Annual Bonus of any Executive for any year to the extent the CEO determines that such Executive's performance for such year did not materially contribute to the Operating Results for such year or that any act or omission by such Executive has adversely affected (or can be reasonably expected to adversely affect) the Company.
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     8.2  If the Company's Operating Results are less than 90 percent, none of the Discretionary or Company Performance Component will be paid as Annual Bonuses. If the Company's Operating Results are exactly 90 percent, 50 percent of the Performance Component will be paid, and up to 50 percent of the Discretionary Component may be paid, as Annual Bonuses. For each percentage point by which the Company's Operating Results exceed 90 percent but not 95 percent, an additional 3-1/3 percent of the Performance Component will be paid, and up to an additional 3-1/3 percent of the Discretionary Component may be paid, as Annual Bonuses, up to 66-2/3 percent. For each percentage point by which the Company's Operating Results exceed 95 percent but not 105 percent, an additional 6-2/3 percent of the Performance Component will be paid, and up to an additional 6-2/3 percent of the Discretionary Component may be paid, as Annual Bonuses, up to 133-1/3 percent. For each percentage point by which the Company's Operating Results exceed 105 percent but not 110 percent, an additional 3-1/3 percent of the Performance Component will be paid, and up to an additional 3-1/3 percent of the Discretionary Component may be paid, as Annual Bonuses, up to 150 percent. No more than 150 percent of the Discretionary Component or Company Performance Component shall be paid as Annual Bonuses, regardless of the level of the Company's Operating Results.

     8.3 If a Unit's Operating Results are less than 85 percent, none of the Unit Performance Component will be paid as Annual Bonuses. If a Unit's Operating Results are exactly 85 percent, 25 percent of the Unit Component will be paid as Annual Bonuses. For each percentage point by which such Unit's Operating Results exceed 85 percent but not 90 percent, an additional 5 percent of the Unit Component will be paid as Annual Bonuses, up to 50 percent. For each percentage point by which such Unit's Operating Results exceed 90 percent but not 95 percent, an additional 3-1/3 percent of the Unit Component will be paid as Annual Bonuses, up to 66-2/3 percent. For each percentage point by which such Unit's Operating Results exceed 95 percent but not 105 percent, an additional 6-2/3 percent of the Unit Component will be paid as Annual Bonuses, up to 133-1/3 percent. For each percentage point by which such Unit's Operating Results exceed 105 percent but not 110 percent, an additional 3-1/3 percent of the Unit Component will be paid as Annual Bonuses, up to 150 percent. No more than 150 percent of any Unit Performance Component shall be paid as Annual Bonuses, regardless of the level of the Unit's Operating Results.

     8.4 To the extent payable in accordance with paragraph 8.2 hereof, and subject to the last sentence of this paragraph 8.4, the Discretionary Component of the Bonus Pool shall be paid to Executives as Annual Bonuses in the discretion of the CEO or, in the case of the CEO's Annual Bonus, in the discretion of the Board. In exercising such discretion, the CEO or the Board may take into consideration, in addition to the Company's or a Unit's Operating Results as defined for purposes of this Plan, the extent of an Executive's contributions to the Company's other financial and non-financial objectives, such as quality of service and products, customer satisfaction, adherence to or furtherance of the Company's legal and
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     ethical policies, product development, market share, improvement in financial indicators of the Company's success other than RONA, and effective response to adverse economic conditions or to unforeseen adverse events beyond the control of the Company or a Unit. The aggregate amount of the Discretionary Components of the Annual Bonuses payable to all Executives for any year shall not exceed the maximum percentage of the Discretionary Component of the Bonus Pool which, under paragraph 8.2 hereof, may be payable for such year, and the total amount of the Annual Bonus payable to an Executive for any year shall not exceed by more than 10 percent the maximum percentage of such Executive's Target Bonus which, under paragraphs 8.2 and 8.3 hereof, may be payable for such year.

9.   Payment of Annual Bonuses.

     9.1 Except to the extent deferred at the option of an Executive in accordance with a Deferred Compensation Plan, each Executive's Annual Bonus for each year, determined in accordance with paragraph 8 hereof, shall be paid to him in cash no later than March 15 of the following year.

     9.2 In the event of an Executive's death after the end of a year but before his Annual Bonus, if any, for such year has been paid to him, it shall be paid to the beneficiary or beneficiaries designated by him in writing filed with the Company or, in the absense of any such designation or if no such designated beneficiary survives the Executive, to the beneficiary or beneficiaries of his life insurance under the Company's Life Insurance Plan. If there is no such designated beneficiary or life insurance beneficiary, such Executive's Annual Bonus shall be paid to his estate.

     9.3 If an Executive's employment with the Company is terminated for any reason during the course of a year, or if he is transferred to a position with the Company which the CEO determines no longer qualifies him to be an Executive eligible to participate in this Plan, the extent, if any, to which his Annual Bonus for such year will be paid to him will be determined by the CEO, in his discretion.

10. Amendment or termination of the Plan. The Board, in its sole discretion, may amend, suspend, or terminate the Plan at any time, except that no such action shall adversely affect the rights of any person with respect to an Annual Bonus that has become payable in accordance with paragraph 8 hereof without such person's consent.

11.  Miscellaneous.

     11.1 Nothing in the Plan shall confer on any Executive or other employee of the Company any right to continue in the employ of the Company or limit in any way the right of the Company to terminate any such person's employ-ment at any time.
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     11.2  No rights under this Plan shall be assignable or transferable, or subject to encumbrance of any nature, except to the extent that an Executive may designate a beneficiary to receive any payment to be made following his death. If any Executive or beneficiary shall attempt to assign, transfer, encumber or charge any such right, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall thereupon pass to such one or more persons as may be designated by the Committee from among the Executive, any beneficiary theretofore designated by the Executive, and any spouse, parent, or child of such Executive or beneficiary.

     11.3 With respect to the rights of Executives under the Plan, the obligations of the Company under the Plan shall be wholly unsecured. The Company shall be under no obligation to reserve, segregate or earmark any cash or other property for the payment of any amounts under the Plan.

12. Effective Date. This Plan, when duly executed, shall become effective on or as of January 1, 1993.
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     IN WITNESS WHEREOF, the Board of Directors of Owens-Illinois, Inc., has
caused this Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan to be executed by a duly authorized officer of the corporation, as of the 1st day of January, 1993.

                                   OWENS-ILLINOIS, INC.


                                   By \s\ Thomas L. Young
Attest:                                 Executive Vice President


By \s\ James W. Baehren
    Assistant Secretary